Exhibit 99.1

Evolent Health Announces Second Quarter 2020 Results

WASHINGTON, D.C., August 4, 2020 – Evolent Health, Inc. (NYSE: EVH), a health care company that delivers proven clinical and administrative solutions to payers and providers, today announced financial results for the quarter ended June 30, 2020.

Highlights from the second quarter of 2020 announcement include (all comparisons are to the quarter ended June 30, 2019):

•GAAP revenue of $238.6 million, an increase of 24.3%.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(203.5) million inclusive of a non-cash goodwill impairment of $215.1 million, and Adjusted EBITDA of $9.0 million.
•Lives on platform of approximately 3.1 million.
•Evolent adds two new partners that will leverage New Century Health's specialty care management services across three regions.

Additional announcements:

•Evolent announces executive promotions.
•On July 17, 2020, Evolent announced that its partner, Passport Health Plan, and Molina Healthcare, Inc., entered into a definitive agreement for Molina to acquire certain assets of Passport.

Frank Williams, chief executive officer of Evolent Health, Inc., commented, "Overall, we’re quite pleased with our results as we exceeded our key operational and financial targets for the second quarter. In terms of our ongoing response to COVID, we continue to support our partners comprehensively as the pandemic evolves and are heartened that the initiatives we put in place earlier this year are having a positive impact on the populations that we serve. Based on the strong visibility we have on the remainder of 2020, we expect to out-perform our original revenue and profit guidance for the calendar year and anticipate revenues in our Services business to grow by over 30 percent. In addition, this past quarter, we continued to make solid progress on our margin enhancement initiatives and achieved an important goal of becoming cash flow positive ahead of our previous timing estimates.”

Mr. Williams continued, "We believe the impact of the pandemic on the overall economy—including pressure on state, federal and employer budgets—will likely lead to an even greater market focus on reducing health care costs through value-based care arrangements. In terms of our pipeline, we are continuing to see significant interest in our service offerings, as evidenced by the addition of two new partners across three regions this quarter. First, New Century Health is providing its comprehensive oncology and cardiovascular management services to a regional health plan in the Southeast to support approximately 20,000 Medicare Advantage members. Second, we are also very excited to enter into an agreement with Molina, a national payer with a strong track record of delivering high-quality service to well over three million members. Starting in early 2021, Molina will deploy New Century Health’s cardiovascular care management services offering to support its Medicaid members in the Commonwealth of Kentucky, as well as in the State of Washington. We are delighted to continue our strong momentum this year in terms of continuing to expand our national network of partners."

Mr. Williams concluded, "Looking ahead, we remain intensely focused on helping our partners support community health and serve vulnerable patients and members during the pandemic. From a broader business perspective, we will continue to focus on driving growth and margin expansion efforts across the remainder of the year to support our key financial and strategic objectives heading into 2021.”

Executive Promotions: Co-Founder and President Seth Blackley to Be Promoted to Chief Executive Officer on October 1, 2020; Frank Williams to Remain as Executive Chairman.

Evolent also announced today that President Seth Blackley will be promoted to Chief Executive Officer, effective October 1, 2020. Frank Williams, currently CEO, will remain as Executive Chairman.

Now in his ninth year with Evolent serving as President, Mr. Blackley was previously responsible for the Company's growth strategy, go to market approach, new product development and most recently led the New Century Health business since its acquisition in 2018. Across the past eighteen months, Mr. Blackley has also had broad responsibility over operations and account management for the Company’s Services segment.

Mr. Williams commented, "We're all excited for Seth and for the opportunities for Evolent to grow and prosper under his leadership. Across his tenure since co-founding the business in 2011, Seth has been instrumental in developing and driving our growth strategy, enhancing key product offerings, and positioning Evolent as the market leader in the value-based care marketplace. Seth's natural leadership, deep knowledge of the business, and keen understanding of the end markets we serve have earned him the admiration and respect of our employees, members and shareholders. His mastery of all aspects of the business, his vision for the future and his commitment to our mission make him uniquely prepared to lead the firm across our next phase of growth. For my part, I look forward to serving as Executive Chairman and continuing a strong partnership forged with Seth and the entire management team to enhance our impact, continue our growth and serve our key constituencies across the coming years."

Mr. Blackley commented, “I’m excited by the opportunity to step into the CEO role and believe that Evolent is well positioned to build exceptional value for our payer and provider partners in a dynamic and high-growth market. I look forward to the opportunity to continue leading our talented team in building a company that seeks to drive transformative change in the health care industry as well as strong returns for shareholders. It is an honor to lead an organization with such a strong asset base and I look forward to working with Frank to ensure a focused and disciplined approach to executing on the growth strategy ahead of us.”

On July 17, 2020, Evolent announced that its Partner, Passport Health Plan, and Molina Healthcare, Inc., entered into a definitive agreement for Molina to acquire certain assets of Passport

Molina Healthcare, Inc. ("Molina") and Passport Health Plan ("Passport") entered into a definitive agreement for Molina to acquire certain assets of Passport, including Passport's brand, operational and clinical infrastructure, and certain provider and vendor agreements. The parties also entered into a separate transaction for the sale of Passport's real estate holdings to Molina. For more details, visit http://ir.evolenthealth.com/news/ to read the July 17, 2020 announcement.

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”):

•Revenue of $238.6 million and $192.0 million for the three months ended June 30, 2020 and 2019, respectively, an increase of 24.3%;
◦Services revenue of $217.3 million and $149.5 million for the three months ended June 30, 2020 and 2019, respectively, before intersegment eliminations of $(4.2) million and $(3.1) million, respectively; and
◦True Health premiums revenue of $25.5 million and $45.8 million for the three months ended June 30, 2020 and 2019, respectively, before intersegment eliminations of $(39.0) thousand and $(0.3) million, respectively.
•Cost of revenue of $165.8 million and $108.4 million for the three months ended June 30, 2020 and 2019, respectively, an increase of 53.0%.
•True Health claims expenses of $18.1 million and $36.1 million for the three months ended June 30, 2020 and 2019, respectively, a decrease of (49.7)%.
•Selling, general and administrative expenses of $50.5 million and $66.9 million for the three months ended June 30, 2020 and 2019, respectively, a decrease of (24.5)%.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(203.5) million and $(31.6) million for the three months ended June 30, 2020 and 2019, respectively.
•Loss attributable to common shareholders of Evolent Health, Inc., per basic and diluted share, of $(2.38) and $(0.38) for the three months ended June 30, 2020 and 2019, respectively.

Adjusted Results

•Adjusted Revenue of $238.6 million and $192.1 million for the three months ended June 30, 2020 and 2019, respectively, an increase of 24.2%;
◦Adjusted Services Revenue of $217.3 million and $149.7 million for the three months ended June 30, 2020 and 2019, respectively, before intersegment eliminations of $(4.2) million and $(3.1) million, respectively; and
◦True Health premiums revenue of $25.5 million and $45.8 million for the three months ended June 30, 2020 and 2019, respectively, before intersegment eliminations of $(39.0) thousand and $(0.3) million, respectively.
•Adjusted Cost of Revenue of $164.8 million and $106.6 million for the three months ended June 30, 2020 and 2019, respectively, an increase of 54.5%.
•True Health claims expenses of $18.1 million and $36.1 million for the three months ended June 30, 2020 and 2019, respectively, a decrease of (49.7)%.
•Adjusted selling, general and administrative expenses of $46.7 million and $57.1 million for the three months ended June 30, 2020 and 2019, respectively, a decrease of (18.2)%.
•Adjusted EBITDA of $9.0 million and $(7.7) million for the three months ended June 30, 2020 and 2019, respectively.
•Adjusted loss available to common shareholders of $(2.3) million and $(21.4) million for the three months ended June 30, 2020 and 2019, respectively.
•Adjusted loss per share available to common shareholders of $(0.03) and $(0.26) for the three months ended June 30, 2020 and 2019, respectively.

Total cash and cash equivalents and investments as of June 30, 2020, was $115.2 million.

Business Outlook
We are not providing forward looking guidance for GAAP reported financial measures. A reconciliation of forward looking Adjusted EBITDA financial measures to net loss attributable to common shareholders of Evolent Health, Inc., the most comparable GAAP financial measure, is provided in the “Guidance Reconciliation” table below.

For the full year 2020, Adjusted Revenue is expected to be in the range of approximately $995.0 million to $1.035 billion. The components of Adjusted Revenue include Adjusted Services revenue, which is forecasted to be approximately $900.0 million to $930.0 million, and True Health premiums revenue, which is forecasted to be approximately $115.0 million to $125.0 million; intersegment eliminations are forecasted to be approximately $(20.0) million for the full year. Adjusted EBITDA is expected to be in the range of approximately $32.0 million to $38.0 million.

For the three months ended September 30, 2020, Adjusted Revenue is expected to be in the range of approximately $258.0 million to $272.0 million. The components of Adjusted Revenue include Adjusted Services revenue, which is forecasted to be approximately $235.0 million to $245.0 million, and True Health premiums revenue, which is forecasted to be approximately $28.0 million to $32.0 million; intersegment eliminations are forecasted to be approximately $(5.0) million for the quarter. Adjusted EBITDA is expected to be in the range of approximately $10.0 million to $14.0 million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its second quarter and full year performance this evening, August 4, 2020, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the “Evolent Health call.” Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company’s website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

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About Evolent Health

Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management, and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Contacts:

Bob East	Kim Conquest
443.213.0500	540.435.2095
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	KConquest@evolenthealth.com

Financial Statement Presentation

Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Services Adjusted EBITDA, True Health Adjusted EBITDA, Adjusted Earnings (Loss) Available to Common Shareholders, Adjusted Earnings (Loss) per Share Available to Common Shareholders and Adjusted Weighted-Average Common Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue are defined as transformation services revenue and platform and operations services revenue, respectively, before the effect of intersegment eliminations and adjusted to exclude the impact of purchase accounting adjustments.

Adjusted Services Revenue is defined as the sum of Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue. Adjusted Revenue is defined as the sum of Adjusted Services Revenue and True Health premiums revenue, less relevant intersegment eliminations. Management uses Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs related to acquisitions and business combinations, securities offerings and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are not expected to reoccur frequently (e.g. acquisition-related costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses. Adjustments for acquisition-related costs incurred generally represent professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition-related costs to be a representative component of the day-to-day operating performance of our business.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through asset acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of adjustments such as goodwill impairment, equity method investment impairment, severance costs, and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration and indemnification assets.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is defined as EBITDA (net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude equity method investment impairment, gain (loss) from equity method investees, gain (loss) on disposal of assets, goodwill impairment, changes in fair value of contingent consideration and indemnification asset, other income (expense), net, net loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs, and other infrequently occurring adjustments.

Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Common Shareholders is defined as earnings (loss) available to common shareholders adjusted to exclude, income (loss) from equity method investees, other income (expense), net, gain (loss) on disposal of assets, impairment of equity method investees, goodwill impairment, changes in fair value of contingent consideration and indemnification assets, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs and other one-time adjustments.

Adjusted Weighted-Average Common Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available to Common Shareholders is defined as Adjusted Earnings (Loss) Available to Common Shareholders divided by Adjusted Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management uses Adjusted Earnings (Loss) Available to Common Shareholders, Adjusted Weighted-Average Common Shares and Adjusted Earnings (Loss) per Share Available to Common Shareholders

because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Transformation services	$755	$1,944	$5,993	$5,297
Platform and operations services	212,375	144,522	422,275	291,814
Premiums	25,502	45,493	57,649	92,604
Total revenue	238,632	191,959	485,917	389,715

Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below)	165,812	108,383	341,465	225,824
Claims expenses	18,144	36,085	41,811	73,842
Selling, general and administrative expenses	50,511	66,932	105,209	141,770
Depreciation and amortization expenses	15,778	15,292	31,916	29,558
(Gain) loss on disposal of assets	—	(9,600)	6,447	(9,600)
Goodwill impairment	215,100	—	215,100	—
Change in fair value of contingent consideration and indemnification asset	756	100	(3,062)	200
Total operating expenses	466,101	217,192	738,886	461,594
Operating loss	(227,469)	(25,233)	(252,969)	(71,879)
Interest income	842	842	1,761	1,902
Interest expense	(6,293)	(3,620)	(12,578)	(7,182)
Impairment of equity method investments	—	—	(47,133)	—
Gain (loss) from equity method investees	25,143	(1,904)	24,731	(2,328)
Other income (expense), net	352	(587)	281	(160)
Loss before income taxes and non-controlling interests	(207,425)	(30,502)	(285,907)	(79,647)
Provision (benefit) for income taxes	(3,904)	1,398	(3,634)	902
Net loss	(203,521)	(31,900)	(282,273)	(80,549)
Net loss attributable to non-controlling interests	—	(285)	—	(2,195)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(203,521)	$(31,615)	$(282,273)	$(78,354)

Loss per common share
Basic and diluted	$(2.38)	$(0.38)	$(3.32)	$(0.97)

Weighted-average common shares outstanding
Basic and diluted	85,349	82,289	84,977	80,820

Comprehensive loss
Net loss	$(203,521)	$(31,900)	$(282,273)	$(80,549)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	(4)	11	(157)	35
Total comprehensive loss	(203,525)	(31,889)	(282,430)	(80,514)
Total comprehensive loss attributable to non-controlling interests	—	(285)	—	(2,195)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(203,525)	$(31,604)	$(282,430)	$(78,319)

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30, 2020	December 31, 2019
Cash and cash equivalents	$98,272	$101,008
Restricted cash	54,938	27,523
Restricted investments	715	817
Total current assets	274,658	228,801
Investments, at amortized cost	16,907	18,558
Intangible assets, net	282,913	308,459
Goodwill	354,695	572,064
Total assets	1,270,134	1,498,015

Accounts payable	73,691	37,488
Long-term debt, net of discount	299,746	293,667
Total liabilities	623,270	568,968

Total shareholders' equity attributable to Evolent Health, Inc.	646,864	922,358
Non-controlling interests	—	6,689
Total liabilities and shareholders' equity (deficit)	1,270,134	1,498,015

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Six Months Ended June 30,
	2020	2019
Net cash and restricted cash from (used in) operating activities	$17,125	(39,242)
Net cash and restricted cash used in investing activities	(18,382)	(90,816)
Net cash and restricted cash from (used in) financing activities	25,910	(121,071)
Effect of exchange rate on cash and cash equivalents and restricted cash	26	(29)
Net increase (decrease) in cash and cash equivalents and restricted cash	24,679	(251,158)
Cash and cash equivalents and restricted cash as of beginning-of-period	128,531	388,325
Cash and cash equivalents and restricted cash as of end-of-period	$153,210	137,167

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

	For the Three Months Ended June 30, 2020			For the Three Months Ended June 30, 2019			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$755	$—	$755	$1,944	$—	$1,944	$(1,189)	(61.2)%	$(1,189)	(61.2)%
Platform and operations services (1)	212,375	—	212,375	144,522	165	144,687	67,853	46.9%	67,688	46.8%
Premiums	25,502	—	25,502	45,493	—	45,493	(19,991)	(43.9)%	(19,991)	(43.9)%
Total revenue	238,632	—	238,632	191,959	165	192,124	46,673	24.3%	46,508	24.2%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (2)	165,812	(1,053)	164,759	108,383	(1,738)	106,645	57,429	53.0%	58,114	54.5%
Claims expenses	18,144	—	18,144	36,085	—	36,085	(17,941)	(49.7)%	(17,941)	(49.7)%
Selling, general and administrative expenses (3)	50,511	(3,821)	46,690	66,932	(9,864)	57,068	(16,421)	(24.5)%	(10,378)	(18.2)%
Goodwill impairment	215,100	(215,100)	—	—	—	—	215,100	100.0%	—	—%
Depreciation and amortization expenses (4)	15,778	(5,983)	9,795	15,292	(6,359)	8,933	486	3.2%	862	9.6%
Gain on disposal of assets	—	—	—	(9,600)	9,600	—	9,600	100.0%	—	—%
Change in fair value of contingent consideration and indemnification asset	756	(756)	—	100	(100)	—	656	656.0%	—	—%
Total operating expenses	466,101	(226,713)	239,388	217,192	(8,461)	208,731	248,909	114.6%	30,657	14.7%
Operating income (loss)	$(227,469)	$226,713	$(756)	$(25,233)	$8,626	$(16,607)	$(202,236)	(801.5)%	$15,851	95.4%

Total operating expenses as a percentage of total revenue	195.3%		100.3%	113.1%		108.6%
————
(1)Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $0.2 million for the three months ended June 30, 2019, resulting from our acquisitions and business combinations.
(2)Adjustments to cost of revenue include $0.5 million and $0.9 million in stock-based compensation expense for the three months ended June 30, 2020 and 2019, respectively. The adjustments also include approximately $0.7 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for both the three months ended June 30, 2020 and 2019, respectively. Adjustments for the three months ended June 30, 2020 and 2019 also include $(0.2) million and $2.1 million of severance costs, respectively. Adjustments also include acquisition-related costs of approximately $0.1 million for the three months ended June 30, 2019 resulting from acquisitions and business combinations.
(3)Adjustments to selling, general and administrative expenses include $3.2 million and $3.9 million in stock-based compensation expense for the three months ended June 30, 2020 and 2019, respectively. Adjustments also include acquisition-related costs of $0.4 million and $2.1 million for the three months ended June 30, 2020 and 2019, respectively, resulting from acquisitions and business combinations. Adjustments for the three months ended June 30, 2020 and 2019 also include $0.2 million and $3.9 million of severance costs, respectively.
(4)Adjustments to depreciation and amortization expenses of approximately $6.0 million and $6.4 million for the three months ended June 30, 2020 and 2019, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

	For the Six Months Ended June 30, 2020			For the Six Months ended June 30, 2019			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$5,993	$—	$5,993	$5,297	$—	$5,297	$696	13.1%	$696	13.1%
Platform and operations services (1)	422,275	—	422,275	291,814	761	292,575	130,461	44.7%	129,700	44.3%
Premiums	57,649	—	57,649	92,604	—	92,604	(34,955)	(37.7)%	(34,955)	(37.7)%
Total revenue	485,917	—	485,917	389,715	761	390,476	96,202	24.7%	95,441	24.4%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (2)	341,465	(4,208)	337,257	225,824	(3,347)	222,477	115,641	51.2%	114,780	51.6%
Claims expenses	41,811	—	41,811	73,842	—	73,842	(32,031)	(43.4)%	(32,031)	(43.4)%
Selling, general and administrative expenses (3)	105,209	(11,026)	94,183	141,770	(25,161)	116,609	(36,561)	(25.8)%	(22,426)	(19.2)%
Goodwill impairment	215,100	(215,100)	—	—	—	—	215,100	100.0%	—	—%
Depreciation and amortization expenses (4)	31,916	(12,010)	19,906	29,558	(12,094)	17,464	2,358	8.0%	2,442	14.0%
Loss on disposal of assets	6,447	(6,447)	—	(9,600)	9,600	—	16,047	167.2%	—	—%
Change in fair value of contingent consideration and indemnification asset	(3,062)	3,062	—	200	(200)	—	(3,262)	(1,631.0)%	—	—%
Total operating expenses	738,886	(245,729)	493,157	461,594	(31,202)	430,392	277,292	60.1%	62,765	14.6%
Operating income (loss)	$(252,969)	$245,729	$(7,240)	$(71,879)	$31,963	$(39,916)	$(181,090)	(251.9)%	$32,676	81.9%

Total operating expenses as a percentage of total revenue	152.1%		101.5%	118.4%		110.2%
————
(1)Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $0.8 million for the three months ended June 30, 2019, resulting from our acquisitions and business combinations.
(2)Adjustments to cost of revenue include $0.9 million and $1.7 million in stock-based compensation expense for the three months ended June 30, 2020 and 2019, respectively. Adjustments also include acquisition-related costs of approximately $0.1 million for the six months ended June 30, 2019, resulting from acquisitions and business combinations. The adjustments also include approximately $1.1 million and $1.5 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the six months ended June 30, 2020 and 2019, respectively. Adjustments for the six months ended June 30, 2020 also include $2.2 million of severance costs.
(3)Adjustments to selling, general and administrative expenses include $6.3 million and $7.6 million in stock-based compensation expense for the six months ended June 30, 2020 and 2019, respectively. Adjustments also include acquisition-related costs of $0.8 million and $3.1 million for the six months ended June 30, 2020 and 2019, respectively, resulting from acquisitions and business combinations. Adjustments for the six months ended June 30, 2020 and 2019 also include $4.0 million and $14.5 million of severance costs, respectively.
(4)Adjustments to depreciation and amortization expenses of approximately $12.0 million and $12.1 million for the six months ended June 30, 2020 and 2019, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

Evolent Health, Inc.
Segment Results
(in thousands, unaudited)

	Services	True Health	Intersegment Eliminations	Consolidated
Revenue
For the Three Months Ended June 30, 2020
Services:
Transformation services	$755	$—	$—	$755
Platform and operations services	216,544	—	(4,169)	212,375
Services revenue	217,299	—	(4,169)	213,130
True Health:
Premiums	—	25,541	(39)	25,502
Total revenue	$217,299	$25,541	$(4,208)	$238,632

For the Three Months Ended June 30, 2019
Services:
Transformation services	$1,944	$—	$—	$1,944
Platform and operations services	147,599	—	(3,077)	144,522
Services revenue	149,543	—	(3,077)	146,466
True Health:
Premiums	—	45,764	(271)	45,493
Total revenue	$149,543	$45,764	$(3,348)	$191,959

	Services	True Health	Segments Total
For the Three Months Ended June 30, 2020
Adjusted EBITDA	$10,519	$(1,480)	$9,039

For the Three Months Ended June 30, 2019
Adjusted EBITDA	$(8,797)	$1,123	$(7,674)

	Services	True Health	Intersegment Eliminations	Consolidated
Revenue
For the Six Months Ended June 30, 2020
Services:
Transformation services	$5,993	$—	$—	$5,993
Platform and operations services	432,739	—	(10,464)	422,275
Services revenue	438,732	—	(10,464)	428,268
True Health:
Premiums	—	57,928	(279)	57,649
Total revenue	$438,732	$57,928	$(10,743)	$485,917

For the Six Months Ended June 30, 2019
Services:
Transformation services	$5,297	$—	$—	$5,297
Platform and operations services	297,949	—	(6,135)	291,814
Services revenue	303,246	—	(6,135)	297,111
True Health:
Premiums	—	93,140	(536)	92,604
Total revenue	$303,246	$93,140	$(6,671)	$389,715

	Services	True Health	Segments Total
For the Six Months Ended June 30, 2020
Adjusted EBITDA	$14,395	$(1,729)	$12,666

For the Six Months Ended June 30, 2019
Adjusted EBITDA	$(24,296)	$1,844	$(22,452)

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Loss
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net loss attributable to common shareholders of Evolent Health, Inc.	$(203,521)	$(31,615)	$(282,273)	$(78,354)
Less:
Interest income	842	842	1,761	1,902
Interest expense	(6,293)	(3,620)	(12,578)	(7,182)
(Provision) benefit for income taxes	3,904	(1,398)	3,634	(902)
Depreciation and amortization expenses	(15,778)	(15,292)	(31,916)	(29,558)
EBITDA	(186,196)	(12,147)	(243,174)	(42,614)
Less:
Impairment of equity method investees	—	—	(47,133)	—
Gain (loss) from equity method investees	25,143	(1,904)	24,731	(2,328)
Loss on disposal of assets	—	9,600	(6,447)	9,600
Goodwill impairment	(215,100)	—	(215,100)	—
Change in fair value of contingent consideration and indemnification asset	(756)	(100)	3,062	(200)
Other income (expense), net	352	(587)	281	(160)
Net loss attributable to non-controlling interests	—	285	—	2,195
Purchase accounting adjustments	—	(165)	—	(761)
Stock-based compensation expense	(3,703)	(4,750)	(7,211)	(9,287)
Severance costs	(30)	(3,881)	(6,133)	(14,483)
Amortization of contract cost assets	(767)	(776)	(1,207)	(1,552)
Acquisition-related costs	(374)	(2,195)	(683)	(3,186)
Adjusted EBITDA	$9,039	$(7,674)	$12,666	$(22,452)

Adjusted EBITDA per Common Share
Basic and diluted	$0.11	$(0.09)	$0.15	$(0.28)

Weighted-Average Common Shares Outstanding
Basic and diluted	85,349	82,289	84,977	80,820

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Common
Shareholders to Net Loss Available to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net Loss Available to Common Shareholders - Basic and Diluted (a)	$(203,521)	$(31,615)	$(282,273)	$(78,354)
Less:
Gain (loss) from equity method investees	25,143	(1,904)	24,731	(2,328)
Other income (expense), net	352	—	281	431
Gain (loss) on disposal of assets	—	9,600	(6,447)	9,600
Impairment of equity method investees	—	—	(47,133)	—
Goodwill impairment	(215,100)	—	(215,100)	—
Change in fair value of contingent consideration and indemnification asset	(756)	(100)	3,062	(200)
Net loss attributable to non-controlling interests	—	285	—	2,195
Purchase accounting adjustments	(5,983)	(6,524)	(12,010)	(12,855)
Stock-based compensation expense	(3,703)	(4,750)	(7,211)	(9,287)
Severance costs	(30)	(3,881)	(6,133)	(14,483)
Amortization of contract cost assets	(767)	(776)	(1,207)	(1,552)
Acquisition-related costs	(374)	(2,195)	(683)	(3,186)
Adjusted Loss Available to Common Shareholders (b)	$(2,303)	$(21,370)	$(14,423)	$(46,689)

Loss per Share Available to Common Shareholders - Basic and Diluted (a) (1)	$(2.38)	$(0.38)	$(3.32)	$(0.97)

Adjusted Loss per Share Available to Common Shareholders (b) (2)	$(0.03)	$(0.26)	$(0.17)	$(0.56)

Weighted-average common shares - basic and diluted (1)	85,349	82,289	84,977	80,820
Adjusted Weighted-Average Common Shares (3)	85,349	83,369	84,977	82,949
————
(1)For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.
(2)Represents Adjusted Earnings (Loss) Available to Common Shareholders divided by Adjusted Weighted-Average Common Shares as described in footnote 3 below.
(3)Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Common to Diluted Weighted-Average Common Shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Common
Shares to Diluted Weighted-Average Common Shares
(in thousands, unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Weighted-average common shares - diluted	85,349	82,289	84,977	80,820
Assumed conversion of Class B common shares to Class A common shares (1)	—	1,080	—	2,129
Adjusted Weighted-Average Common Shares	85,349	83,369	84,977	82,949
————
(1) All Class B common shares were converted to Class A common shares as of December 31, 2019.

Evolent Health, Inc.
Guidance Reconciliation
(in thousands, unaudited)

	For the Three Months Ended September 30, 2020	For the Year Ended December 31, 2020
Net loss attributable to common shareholders of Evolent Health, Inc.	$(16,159)	$(316,122)
Less:
Interest income	850	3,462
Interest expense	(6,350)	(25,277)
Income tax expense	—	3,634
Depreciation and amortization expenses	(16,000)	(63,916)
EBITDA	5,341	(234,025)
Less:
Impairment of equity method investments	—	(47,133)
Goodwill impairment	—	(215,100)
Gain from equity method investees	—	24,731
Loss on disposal of assets	—	(6,447)
Change in fair value of contingent consideration and indemnification asset	—	3,062
Other income (expense), net	—	281
Stock-based compensation expense	(3,750)	(14,712)
Severance costs	(500)	(7,000)
Amortization of contract cost assets	(750)	(2,707)
Acquisition-related costs	(1,659)	(4,000)
Adjusted EBITDA	$12,000	$35,000

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•the potential negative impact of the COVID-19 pandemic;
•the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•the decrease in expected future revenues from Passport, and the value of our investment in Passport;
•the structural change in the market for health care in the United States;
•uncertainty in the health care regulatory framework, including the potential impact of policy changes;
•uncertainty in the public exchange market;
•the uncertain impact of CMS waivers to Medicaid rules and changes in membership and rates;
•the uncertain impact the results of elections may have on health care laws and regulations;
•our ability to effectively manage our growth and maintain an efficient cost structure;
•our ability to offer new and innovative products and services;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, including the acquisition of assets from New Mexico Health Connections (“NMHC”), and the acquisitions of Valence Health Inc., excluding Cicerone Health Solutions, Inc. (“Valence Health”), Aldera Holdings, Inc. (“Aldera”), NCIS Holdings, Inc. (“New Century Health”), and Passport, which may be difficult to integrate, divert management resources, or result in unanticipated costs or dilute our stockholders;
•our ability to consummate opportunities in our pipeline;
•risks relating to our ability to maintain profitability for our total cost of care and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts;
•the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including governmental funding reductions and other policy changes, enrollment numbers for our partners’ plans (including in Florida), premium pricing reductions, selection bias in at-risk membership and the ability to control and, if necessary, reduce health care costs;
•our ability to attract new partners and successfully capture new growth opportunities;
•the increasing number of risk-sharing arrangements we enter into with our partners;
•our ability to recover the significant upfront costs in our partner relationships;
•our ability to estimate the size of our target markets;
•our ability to maintain and enhance our reputation and brand recognition;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to governmental payer audits and actions, including whistleblower claims;
•our ability to partner with providers due to exclusivity provisions in our contracts;
•restrictions and penalties as a result of privacy and data protection laws;
•adequate protection of our intellectual property, including trademarks;
•any alleged infringement, misappropriation or violation of third-party proprietary rights;
•our use of “open source” software;
•our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;
•our reliance on third parties and licensed technologies;
•our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•online security risks and breaches or failures of our security measures, including with respect to privacy of health information;

•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;
•our reliance on third-party vendors to host and maintain our technology platform;
•our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;
•True Health New Mexico’s (“True Health”) ability to enter the individual market;
•the risk of a significant reduction in the enrollment in our health plan;
•our ability to accurately underwrite performance-based risk-bearing contracts;
•risks related to our offshore operations;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our indebtedness, our ability to service our indebtedness, the impact of covenants in our credit agreement on our business, our ability to access the delayed draw loan under our credit facility and our ability to obtain additional financing;
•our ability to achieve profitability in the future;
•the impact of litigation, including the ongoing class action lawsuit;
•our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our ability to utilize benefits under the tax receivables agreement described herein;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•the terms of agreements between us and certain of our pre-IPO investors;
•the conditional conversion feature of the 2025 Notes, which, if triggered, could require us to settle the 2025 Notes in cash;
•the impact of the accounting method for convertible debt securities that may be settled in cash;
•the potential volatility of our Class A common stock price;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale;
•provisions in our second amended and restated certificate of incorporation and second amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•the ability of certain of our investors to compete with us without restrictions;
•provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;
•our intention not to pay cash dividends on our Class A common stock; and
•our ability to remediate our material weaknesses and to maintain effective internal control over certain instances of one of our claims processing systems.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2019, and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.